Exhibit 99.1

FOR IMMEDIATE RELEASE

Career Education Corporation Announces Changes to
Company’s Legal Department

HOFFMAN ESTATES, Ill.—(BUSINESS WIRE)—Sept. 6, 2006—Career Education Corporation (NASDAQ:CECO - News) announced today that Janice L. Block, Senior Vice President, General Counsel and Corporate Secretary, has left the company. The company said that Career Education’s internal legal team will report directly to John M. Larson, CEC’s Chairman, President and CEO, on an interim basis while it conducts a search, both internally and externally, for a permanent replacement.

“We wish Janice well in her future endeavors,” said Larson. “We are pleased that we have a strong legal team who will assure a smooth and effective transition.”

Career Education’s legal department includes the following individuals:

•                  Scott Levine, Vice President and Associate General Counsel for Litigation, a highly regarded veteran of the U.S. Attorney’s Office in Illinois

•                  William O’Connor, Vice President and Associate General Counsel for Regulatory Law, a respected Chicago attorney and distinguished Illinois political figure

•                  Cara Levinson, Vice President and Associate General Counsel for Labor/Employment, an experienced attorney who has practiced labor and employment law for over 16 years at leading Chicago law firms, including Neal, Gerber & Eisenberg and Matkov, Salzman, Madoff and Gunn, and has worked as a training and managerial consultant for Seyfarth Shaw at Work, a subsidiary of the Seyfarth Shaw law firm

•                  Gail Rago, Vice President and Associate General Counsel for Corporate Law, a former partner in the Chicago office of Rudnick & Wolfe (now known as DLA Piper) and, most recently, General Counsel for Seven Worldwide, Inc., an international creative services and digital assets management company

•                  Kevin MacKinnon, Vice President and Associate General Counsel for Intellectual Property and Transactions, former Senior Corporate Counsel and Staff Director for McDonald’s Corporation, and, most recently, a partner in the Chicago office of Katten Muchin Rosenman LLP

•                  Sofia Goebel, Vice President and Associate General Counsel for Real Estate, a veteran at Sears Roebuck and Co., where she served as Assistant General Counsel for real estate matters, and at JG Industries, where she served as General Counsel

•                  Walter Hazlitt, Senior Counsel for Litigation and Regulatory, an experienced attorney who has practiced litigation and regulatory law for over 10 years with leading Chicago law firms, including Sonnenschein Nath and Rosenthal and Foley & Lardner

“The board has great respect for and confidence in our outstanding legal team,” said Robert E. Dowdell, lead director for Career Education’s board of directors, “and we remain deeply committed to continuing the company’s progress in the legal and regulatory arenas.”

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high quality education to more than 85,000 students across the world in a variety of career-oriented disciplines. The 80-plus campuses that serve these students are located throughout the U. S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one third of students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; the Harrington College of Design; the Brooks Institute of Photography; the Katharine Gibbs Schools; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. The mission of CEC, through its schools, its educators, and its employees is education—their primary goal, to enable students to graduate successfully and pursue rewarding careers.

For more information see www.careered.com. The company’s website also has a detailed listing of individual campus locations and web links for its 80-plus colleges, schools and universities.

Contact:

Career Education Corporation

Pattie Overstreet-Miller (Media Inquiries), 847-851-7351

or

Lynne Baker (Media Inquiries), 847-851-7006

or

Karen M. King (Investor Inquiries), 847-585-3899

www.careered.com